EXHIBIT 99.2

22ND CENTURY LIMITED, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
September 30, 2010 with Comparative Figures at December 31, 2009

	2010	2009
ASSETS	(unaudited)

Current assets:
Cash	$1,288	$158
Accounts receivable	40,604	—
Inventory	317,503	55,023
Prepaid expenses	23,254	—
Total current assets	382,649	55,181

Other assets:
Patent and trademark costs, net	1,471,765	1,484,167
Debt issuance costs, net	3,592	35,923
Deferred private placement costs	352,930	—
Deposits	1,535	1,535
Total other assets	1,829,822	1,521,625

Total assets	$2,212,471	$1,576,806

LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
Demand bank loans	$239,352	$246,735
Accounts payable	2,468,072	2,144,207
Accrued interest payable to members	153,683	80,188
Accrued expenses	195,942	36,500
Unearned revenue	20,302	—
Notes payable to members, net of unamortized discount	834,852	597,468
Due to related party	33,270	126,970
Due to member	8,800	930
Total current liabilities	3,954,273	3,232,998

Long-term notes payable to members - net of unamortized discount	64,224	141,551

Total liabilities	4,018,497	3,374,549

Commitments and contingencies (Note 9)	—	—

Members' deficit:
Contributed capital	3,448,856	2,466,138
Accumulated deficit	(5,254,759)	(4,263,762)
Non-controlling interest - consolidated subsidiary	(123)	(119)
Total members' deficit	(1,806,026)	(1,797,743)

Total liabilities and members' deficit	$2,212,471	$1,576,806

See accompanying notes to consolidated financial statements.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended September 30, 2010 with Comparative Figures for 2009
(unaudited)

	2010	2009

Research cigarette sales	$20,302	$—

Operating expenses:
Costs of goods sold	5,302	—
Research and development	67,528	117,021
General and administrative	138,911	58,782
Amortization	40,803	38,313
	252,544	214,116

Operating loss	(232,242)	(214,116)

Interest expense and debt expense	(68,642)	(70,035)

Net loss	(300,884)	(284,151)

Net loss attributable to non-controlling interest	—	—

Net loss attributed to members	$(300,884)	$(284,151)

Loss per common unit - basic	$(0.02)	$(0.05)

Units used in basic earnings per share calculation	15,322,529	5,238,176

See accompanying notes to consolidated financial statements.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Nine Months Ended September 30, 2010 with Comparative Figures for 2009
(unaudited)

	2010	2009

Research cigarette sales	$22,102	$—

Operating expenses:
Costs of goods sold	6,302	—
Research and development	282,971	411,704
General and administrative	383,576	259,731
Amortization	121,735	108,691
	794,584	780,126

Operating loss	(772,482)	(780,126)

Interest expense and debt expense	(218,519)	(202,525)

Net loss	(991,001)	(982,651)

Net loss attributable to non-controlling interest	4	—

Net loss attributed to members	$(990,997)	$(982,651)

Loss per common unit - basic	$(0.09)	$(0.19)

Units used in basic earnings per share calculation	11,232,202	5,238,176

See accompanying notes to consolidated financial statements.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2010 with Comparative Figures for 2009
(unaudited)

	2010	2009
Cash flows from operating activities:
Net loss	$(991,001)	$(982,651)
Adjustments to reconcile net Ioss to cash used by operating activities:
Amortization of intangible assets	121,735	108,691
Amortization of debt issuance costs	32,331	32,329
Amortization of debt discount - warrants issued with notes payable	114,500	103,162
Equity based employee compensation expense	134,808	150,878
Increase in assets:
Accounts receivable	(40,604)	—
Inventory	(262,480)	(12,318)
Prepaid expense	(23,254)	(77,078)
Increase in liabilities:
Accounts payable	8,955	290,889
Accrued interest payable to members and accrued expenses	234,192	281,041
Unearned revenue	20,302	—
Net cash used by operating activities	(650,516)	(105,057)

Cash flows from investing activities:
Acquisition of patents and trademarks	(88,382)	—
Net cash used by investing activities	(88,382)	—

Cash flows from financing activities:
Payment of deferred private placement costs	(58,970)	—
Payment on demand loan	(7,383)	(1,371)
Payment on note payable to repurchase membership units	(4,389)	—
Proceeds from issuance of notes	80,000	45,000
Proceeds from issuance of warrants	405,000	—
Proceeds from issuance of units	411,600	—
Advances from member	7,870	21,257
Net (repayments to) advances from related party	(93,700)	26,650

Net cash provided by financing activities	740,028	91,536

Net increase (decrease) in cash	1,130	(13,521)

Cash - beginning of period	158	13,560

Cash - end of period	$1,288	$39

Cash paid during the period for:

Interest	$8,834	$3,773

Supplemental disclosure of noncash investing
and financing activities:

Patent and trademark additions included in accounts payable	$20,950	$229,544
Deferred private placement cost additions included in accounts payable	$293,960	$—
Convesion of member note and accrued interest to membership units	$31,311	$—

See accompanying notes to consolidated financial statements.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - The accompanying unaudited statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included.

The results of operations for any interim period are not necessarily indicative of results for the full year. Operating results for the three month and nine month periods ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. The balance sheet at December 31, 2009 has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements

On October 5, 2010 the Company authorized a 37,100.5626 to 1 split of its Membership Units. The amounts shown for Membership Units, warrants and loss per unit amounts have been retroactively adjusted to reflect this split.

Nature of Business - 22nd Century Limited, LLC (“22nd Century”) is a plant biotechnology company founded in 1998.  22nd Century owns or exclusively controls 97 issued patents in 79 countries related to modifying the content of nicotinic alkaloids in plants, specifically tobacco plants, through genetic engineering and plant breeding.

The overall objective of 22nd Century is to reduce smoking-related disease by increasing smoking cessation with its botanical smoking cessation aid, X-22 and reducing the harm to smokers with 22nd Century’s potential modified risk cigarettes, Brand A and Brand B for smokers unwilling to quit. 22nd Century does not currently and does not intend to market conventional cigarettes.

22nd Century is primarily involved in the following activities:

•	The development of its botanical smoking cessation aid, X-22;

•	The development of its modified risk tobacco products, Brand A and Brand B;

•	The pursuit of necessary regulatory approvals/authorizations at the FDA to market X-22 as a prescription smoking cessation aid and Brand A and Brand B as modified risk tobacco products in the U.S.;

•
The manufacture of research cigarettes with multiple nicotine levels (from very low to high) for the U.S. government (National Institute on Drug Abuse, a department within the National Institutes of Health);

•	The manufacture, marketing and distribution of Brand A and Brand B cigarettes in the traditional tobacco products market in the U.S. through its subsidiary Xodus LLC; and

•	The international licensing of 22nd Century’s trademarks, brands, proprietary tobaccos, and technology.

Principles of Consolidation - The accompanying consolidated financial statements include Xodus, LLC, a subsidiary of 22nd Century (collectively, the “Company”). 22nd Century owns 96% of the outstanding Membership Units of Xodus, LLC. All intercompany accounts and transactions have been eliminated.

Inventory - The Company’s inventory consists mainly of raw materials (tobacco leaf, payments to contract tobacco growers for crops in the field and cigarette components such as filters and packaging) as of September 30, 2010 and December 31, 2009.  Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Intangible Assets - Intangible assets are recorded at cost and consist primarily of expenditures incurred with third parties related to the processing of patent claims and trademarks with government authorities. The Company also capitalized costs as a result of one if its exclusively licensed patent applications (now an issued U.S. Patent) being the subject to an interference proceeding invoked by the U.S. Patent and Trademark Office, which favorably resulted in the Company obtaining rights to a third party’s issued patent. The amounts capitalized relate to patents the Company owns or has exclusive rights to and trademarks, and exclude approximately $1.8 million recovered from a former licensee as direct reimbursements of costs incurred. These capitalized costs are amortized using the straight-line method over the remaining statutory life of the Company’s current primary patent family, which expires in 2019 (the assets’ estimated lives). Periodic maintenance or renewal fees, which are generally due on an annual basis are expensed as incurred.  Annual minimum license fees are charged to expenses in the year the licenses are effective. Total patent and trademark costs capitalized and accumulated amortization amounted to $1,927,041and $455,276, respectively, as of September 30, 2010 ($1,817,709 and $333,542, respectively, as of December 31, 2009).

Impairment of Long-Lived Assets - The Company reviews the carrying value of its amortizing long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be recoverable.

The Company assesses recoverability of the asset by estimating the future undiscounted net cash flows expected to result from the asset, including eventual disposition. If the estimated future undiscounted net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and its fair value. There was no impairment loss recorded during the nine months ended September 30, 2010 or 2009.

Debt Discounts - The Company accounts for warrants issued to note holders as inducement to provide financing for the Company in accordance with the FASB’s guidance on Accounting for Convertible Debt and Convertible Debt Issued with Stock Purchase Warrants. Fair value of the warrants is determined by unit price according to recent equity transactions since there is no vesting period and a negligible exercise price. The proceeds allocated to the warrant based on the fair value is recorded as a debt discount and amortized over the life of the corresponding financing as interest expense.

Research and Development - Research and development costs are expensed as incurred

Loss Per Common Membership Unit - Basic loss per common unit is computed using the weighted-average number of common units outstanding.  Diluted loss per unit is computed assuming conversion of all potentially dilutive instruments. Potential common units outstanding are excluded from the computation if their effect is anti-dilutive.

Commitment and Contingency Accounting - The Company evaluates each commitment and/or contingency in accordance with the accounting standards, which state that if an item is more likely than not to become a direct liability then the Company will record the liability in the financial statements. If not, the Company will disclose any material commitments or contingencies that may arise.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification – Certain items in 2009 were reclassified to conform to the classifications adopted in 2010.

Subsequent Events – These financial statements have not been updated for any events occurring after December 13, 2010.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 2 - LIQUIDITY AND MANAGEMENT’S PLANS

Since 2006, 22nd Century has experienced limited revenues and incurred substantial operating losses as it transitioned from being only a licensor of its proprietary technology and tobaccos to commercializing its own tobacco products. At September 30, 2010, the Company had current assets of approximately $383,000 and current liabilities of approximately $3,954,000. The Company needs to raise additional capital to reduce outstanding current liabilities and complete the FDA-approval process for X-22. The Company’s ability to reduce outstanding current liabilities, undertake and complete the necessary clinical trials and related activities for FDA-approval of X-22 will be dependent upon additional funding. On February 24, 2010 the Company engaged Rodman & Renshaw, LLC to serve as exclusive placement agent, on a best efforts basis, to raise equity capital in the Company. Since September 30, 2010, the Company has received additional equity and debt financing from some of its members totaling approximately $277,000 which should be sufficient to cover the Company’s cash needs through the conclusion of the Rodman & Renshaw private placement, which is currently expected to close by December 30, 2010. The ability to complete this equity placement and other future financings on acceptable terms will depend on a number of factors, including the general performance of the capital markets, the Company’s progress in the FDA approval process and the manufacture, distribution and sale of its products. Any equity financing will be dilutive to the Company’s existing shareholders ownership percentages.

Pending FDA approval regarding its products, the Company also expects to generate cash from the sale of cigarettes for research purposes and to tobacco product distributors. On August 30, 2010, the Company received an initial purchase order from a research customer totaling $152,660 for 1.15 million cigarettes; of which $40,604 was billed as of September 30, 2010.  The Company expects to receive two more purchase orders for an additional 8.275 million cigarettes over the next six months and several additional orders of approximately the same magnitude over the next five years.

The Company’s believes, but can offer no assurances that the above business plans will provide sufficient cash flow to fund the Company’s operations during 2011.

NOTE 3 - AMOUNTS OWED NORTH CAROLINA STATE UNIVERSITY (“NCSU”)

Pursuant to the terms of an exclusive license agreement with NCSU, the Company owes NCSU approximately $1,118,000 as of September 30, 2010 for patent costs ($1,045,000 as of December 31, 2009), including the costs associated with the interference invoked by the U.S. Patent and Trademark Office. These amounts are included in accounts payable in the consolidated balance sheets. The Company is required to pay these amounts within thirty days of being invoiced and they are past due.  The Company has made payments on account from time to time and plans substantial or complete payment to NCSU. NCSU has the right to send a 60-day written notice to Company to demand payment and claim interest on the balance, and if the total amount is not paid within 60 days, NCSU may elect to terminate the license agreement. In a letter agreement dated September 21, 2010 between NCSU and the Company, which was requested by the Company to facilitate its equity capital raise discussed in Note 2, NSCU has agreed it would not exercise any rights it may have to terminate the agreement through December 1, 2010 for non-payment of such patent costs.  Subsequent to the letter agreement not to terminate, NCSU may have the right to cancel the exclusive license agreement, but can only do so with a 60-day prior written notice, including the opportunity to cure within this timeframe (as of December 13, 2010 no such notice from NCSU has been received by the Company).  As of September 30, 2010, patent costs associated with the exclusive license agreements that could potentially be terminated had a carrying value of approximately $850,000. Additionally, NCSU has not imposed interest charges on past due amounts invoiced to the Company and as such the Company has not recorded accrued interest or interest expense as of September 30, 2010. The Company intends to pay a substantial portion of the outstanding payable in the event it concludes the Rodman & Renshaw private placement discussed in Note 2.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 4 - DEMAND BANK LOANS

The demand loans are payable to two commercial banks under revolving credit agreements.  In both cases the loans are guaranteed by a member of the Company.

The first demand loan has a balance of $174,925 at both September 30, 2010 and December 31, 2009. The Company is required to pay interest monthly at 0.75% above the prime rate, 4.00% all-in at September 30, 2010 (4.00% - December 31, 2009). The Company has met this interest payment obligation. The terms of the demand loan includes an annual “clean-up” provision, which require the Company to repay all principal amounts outstanding. The Company has not complied with this requirement; however, the bank has not demanded payment.

The second demand loan has a balance of $64,427 at September 30, 2010 ($71,840 at December 31, 2009) which was paid in the fourth quarter of 2010 and this revolving credit facility is closed.

NOTE 5 - NOTES PAYABLE

Notes payable members and warrant holders, net of unamortized discount –

	September 30,	December 31,
	2010	2009

Note dated October 28, 2008, net of unamortized discount	$319,604	$271,041
Note dated November 11, 2008, net of unamortized discount	319,604	271,041
Note dated May 20, 2009, net of unamortized discount	30,000	20,367
Note dated January 1, 2008	100,014	—
Note dated September 1, 2010	35,000	—
Note payable to repurchase Membership Units	30,630	35,019
	$834,852	$597,468

Note dated October 28, 2008 - On October 28, 2008, the Company issued a note payable to a third party in the amount of $325,000, and a warrant to purchase 371,006 Membership Units at less than $.0001 per unit.  The warrant was valued at $129,500 and recorded as a discount to the note payable and is being amortized over the term of the note which significantly adjusts the effective interest rate. The weighted average annual effective rate on the note is 41%. The intrinsic value of the warrant at the time of issuance was determined to be $215,540; the debt discount recorded was based on allocating the $325,000 in transaction proceeds proportionally between the note and the warrant. The note bears interest at a rate of 10% and the outstanding principal and interest is due and payable on October 28, 2010, the maturity date.  As of September 30, 2010, the outstanding principal and unamortized debt discount amounted to $325,000 and $5,396, ($325,000 and $53,959– December 31, 2009), respectively.  The note is guaranteed by a related party, Virgil Properties, LLC (Virgil), which is owned by two members of the Company.  The note is secured by a mortgage on property owned by Virgil. Virgil received 148,402 warrants as consideration for this guarantee. These warrants were valued at $86,216 and recorded as a deferred financing cost being amortized over the term of the loan. On December 30, 2009, Virgil agreed to rescind these warrants. In consideration of the rescission of warrants, the Company agreed to convert certain cash advances totaling $271,992 from the two members of the Company that own Vigil into 1,009,106 Membership Units of the Company. The note remained unpaid at the maturity date however no demand for repayment has been made by the note holder.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 5 - NOTES PAYABLE (continued)

Note dated November 11, 2008 - On November 11, 2008, the Company issued a note payable to a member in the amount of $325,000, and a warrant to purchase 371,006 Membership Units at less than $.0001 per unit.  The warrant valued at $129,500 and was recorded as a discount to the note payable and is being amortized over the term of the note which significantly adjusts the effective interest rate. The weighted average annual effective rate on the note is 41%. The intrinsic value of the warrant at the time of issuance was determined to be $215,540; the debt discount recorded was based on allocating the $325,000 in transaction proceeds proportionally between the note and the warrant.    The note bears interest at a rate of 10% and the outstanding principal and interest is due and payable on November 11, 2010, the maturity date.  As of September 30, 2010, the outstanding principal and unamortized debt discount amounted to $325,000 and $5,396, ($325,000 and $53,959 – December 31, 2009), respectively. The note is guaranteed by a related party, Virgil Properties, LLC, which is owned by two members of the Company.  Effective December 1, 2010 the note was amended to extend the maturity sixty days to January 10, 2011 and increase the interest rate to 15% during the extension period.

Note dated May 20, 2009 (unsecured) - On May 20, 2009, the Company issued a note payable to a third party in the amount of $30,000, and a warrant to purchase 185,503 Membership Units at less than $.0001 per unit.  The warrant was valued at $18,132 and recorded as a discount to the note payable and is being amortized over the term of the note, which significantly adjusts the effective interest rate. The weighted average annual effective rate on the note is 178%. The intrinsic value of the warrant at the time of issuance was determined to be $45,833; the debt discount recorded was based on allocating the $30,000 in transaction proceeds proportionally between the notes and the warrant.  The note bears interest at a rate of 10% and the outstanding principal and interest was due and payable on May 19, 2010, the maturity date.  The $30,000 in principal and accrued interest remains outstanding as of September 30, 2010. As of December 31, 2009, the outstanding principal and unamortized debt discount amounted to $30,000 and $6,233.  No demand for payment has been made by the note holder.

Note dated January 1, 2008 (unsecured) - The Company issued a note to a member as of January 1, 2008 for $100,014.  The note bears interest at a rate of 7%, and interest and principal are due on the maturity date of January 15, 2011.  The note is subordinated to senior debt, which consists of amounts payable on demand loans to commercial banks.

Note dated September 1, 2010 – The Company issued a note payable to a member in the amount of $35,000. The note bears interest at a rate of 15%, and interest and principal are due on the maturity date of November 1, 2010. The note remained unpaid at the maturity date however no demand for repayment has been made by the note holder. The note is guaranteed by a member of the Company.

Note payable to repurchase Membership Units (unsecured) - Prior to December 31, 2009, the Company agreed to repurchase 51,637 Membership Units previously issued to the member for $35,019 which remained unpaid as of December 31, 2009. Subsequently the company issued a note dated January 1, 2010 to evidence the obligation. The note bears interest at a rate of 7% and the outstanding principal and interest is due and payable on September 30, 2010, the maturity date.  As of September 30, 2010 the outstanding principal amounted to $30,629 ($35,019 as of December 31, 2009).  The note remained unpaid at the maturity date, however, no demand for repayment has been made by the note holder.

Long term notes payable to members, net of unamortized discount –

	September 30,	December 31,
	2010	2009

Notes dated September 15 and October 15, 2009, net of unamortized discount	$19,225	$11,483
Note Dated May 27, 2010	45,000	—
Note dated January 1, 2008	—	100,014
Subordinated Note Dated December 30, 2009	—	30,054
	$64,225	$141,551

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 5 - NOTES PAYABLE (continued)

Notes dated September 15 and October 15, 2009 (unsecured) - On September 15 and October 15, 2009, the Company issued two notes payable to the same third party in the amounts of $15,000 and $10,000, respectively.  In conjunction with the $15,000 note, a warrant to purchase 185,503 membership   units at less than $.0001 per unit was issued, and in conjunction with the $10,000 note, a warrant to purchase 92,751 Membership Units at less than $.0001 per unit was issued.  The warrants were valued at $11,301 for the $15,000 note and $6,962 for the $10,000 and recorded as discounts to the respective notes payable and are being amortized over the term of each note which significantly adjusts the effective interest rate. The intrinsic value of the warrants at the time of issuance was determined to be $68,750; the debt discount recorded was based on allocating the $25,000 in transaction proceeds proportionally between the notes and the warrants. The notes bear interest at a rate of 10% and the outstanding principal and interest is due and payable at maturity. As of September 30, 2010, the total outstanding principal and unamortized debt discounts for the two notes amounted to $25,000 and $5,775 ($25,000 and $13,517 – December 31, 2009), respectively. As of May 27, 2010, the maturity dates of these notes were extended to January 31, 2012.

Note Dated May 27, 2010 (unsecured) – During the first quarter of 2010 the holder of the Notes dated September 15 and October 15, 2009 advanced additional funds, totaling $450,000, to the Company and obtained conversion rights to warrants to acquire Membership Units. In March 2010 $225,000 was converted into warrants to acquire approximately 1,706,626 Membership Units and this amount was recorded as equity. Pursuant to an agreement effective on May 27, 2010 the Company issued warrants to acquire approximately 1,409,821 Membership Units and a note for $45,000 in exchange for the remaining $225,000 advanced. The note bears interest at 10%, which is due with the principal amount on January 31, 2012.

Subordinated note Dated December 30, 2009 (unsecured) - On December 30, 2009, the Company issued a subordinated note to a member in exchange for advances the member previously made to the Company.  The original amount of the note was $30,054 and, in June 2010, the Company agreed to allow the principal and accrued interest to be converted into 165,951 Membership Units.

NOTE 6 - DUE TO RELATED PARTY

Alternative Cigarettes, Inc. (“AC”) is entirely owned by certain members of the Company.  The net amount due to AC as a result of advances, repayments and expenses incurred and reimbursed amounted to $33,270 as of September 30, 2010 ($126,970 – December 31, 2009). No interest has been accrued or paid on amount due to AC and there are no repayment terms. During the nine months ended September 30, 2010 and 2009 the transactions with AC consisted entirely of advances and repayments.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 7 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair value of cash, advances from members and related party, demand bank loans and notes payable approximate the carrying value due to their short-term nature. In applying the accounting standards for fair value determination the Company has taken into account what the Company would have to pay someone to take over its debt obligations. Considerable judgment is required in developing estimates of fair value. Therefore, the estimates presented herein are not necessarily indicative of the amounts that the Company would realize in a current market exchange.

The estimated fair value of long-term debt is summarized as follows:

September 30, 2010		December 31, 2009
Carrying	Estimated	Carrying	Estimated
Amount	Fair Value	Amount	Fair Value

$64,224	$60,000	$141,551	$90,000

Differences between fair value and carrying amount of long-term debt are primarily due to instruments that provide fixed interest or contain fixed interest rate elements. Inherently, such instruments are subject to fluctuations in fair value due to subsequent movements in interest rates that are available to the Company.

NOTE 8 – MEMBERSHIP UNIT WARRANTS

The Company has granted membership unit warrants in connection with borrowings as an additional incentive for providing financing to the Company and as additional compensation to officers, consultants and advisors. The warrants are granted with a conversion price of less than $.0001 and the number of warrants issued has been negotiated based on the agreement at the time of the grant. The warrants have been issued for terms of two to five years.

Membership Unit warrants issued and outstanding during the twenty-one month period ended September 30, 2010:

Number of
Warrants

Warrants outstanding at December 31, 2008	927,514
Warrants issued during 2009	946,064
Warrants exercised during 2009	(37,100)
Warrants forfeited during 2009	(148,402)
Warrants outstanding at December 31, 2009	1,688,076
Warrants issued during the nine months ended September, 2010	3,116,447
Warrants exercised during the nine months ended September, 2010	(4,804,523)
Warrants outstanding at September 30, 2010	—

The Company granted an award for service to an executive officer of 445,207 warrants, vesting over a one year service period ending February 1, 2010. The related compensation cost of $258,648 was determined by the intrinsic value of the underlying common Membership Units at the time of the award of $21,554 per unit and is being charged to expense on a straight line basis over the service period. For the nine months ended September 30, 2010, $43,090 was recorded as expense ($150,858 nine months ended September 30, 2009).  There is no unrecognized compensation expense related to the grant of these warrants.

The Company issued 2,784,052 units for $411,600 of cash and 515,163 units as payment for approximately $92,000 of employee compensation during the nine months ended September 30, 2010.

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 9 - COMMITMENTS

License Agreements - Under its license agreement with NCSU the Company is required to pay minimum annual royalty payments. The annual minimum royalty for each of the calendar years 2010 through 2013 is $75,000; in 2014 the annual minimum increases to $200,000. These minimum royalty payments are due each February following the end of the applicable calendar year reduced by any running royalties paid or payable for that year. The agreement also requires a milestone payment of $150,000 upon FDA approval of a product that uses the licensed technology. The Company is also responsible for reimbursing NCSU for actual third-party patent costs incurred. These costs vary from year to year and the Company has certain rights to direct the activities that result in these costs.

The Company has two other technology license agreements which require aggregate annual license fees of approximately $55,000.

NOTE 10. - EARNINGS PER UNIT

The following table sets forth the computation of basic and diluted earnings per share for the three months ending September 30, 2009:

	2010	2009

Net loss attributable to members	$(300,884)	$(284,151)

Denominator for basic earnings per unit, weighted average units outstanding	15,322,529	5,238,176
Effect of dilutive securities:
warrants outstanding	—	—

Denominator for diluted earnings per unit, weighted average units adjusted for dilutive securities	15,322,529	5,238,176
Loss per common unit - basic	$(0.02)	$(0.05)

Loss per common unit- diluted	$(0.02)	$(0.05)

The following table sets forth the computation of basic and diluted earnings per share for the nine months ending September 30, 2009:

	2010	2009

Net loss attributable to members	$(990,997)	$(982,651)

Denominator for basic earnings per share-weighted average units outstanding	11,232,202	5,238,176
Effect of dilutive securities:
warrants outstanding	—	—
Denominator for diluted earnings per unit - weighted average units adjusted for dilutive securities	11,232,202	5,238,176
Loss per common unit - basic	$(0.09)	$(0.19)

Loss per common unit- diluted	$(0.09)	$(0.19)

22ND CENTURY LIMITED, LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

NOTE 10. - EARNINGS PER UNIT (continued)

Securities outstanding that were excluded from the computation because they would have been anti-dilutive are as follows:

	2010	2009

Warrants	—	927,514

NOTE 11 - SUBSEQUENT EVENTS

Equity and Debt Issuances – On October 5, 2010 the Company issued 556,508 Membership Units for $150,000 and issued $150,000 in notes which mature on January 31, 2011. Total cash proceeds from these issuances were $276,540; the balance of $23,460 was issued as payment for services.

Membership Units Split – On October 5, 2010 the Company authorized a 37,100.5626 to 1 split of its Membership Units. The amounts shown in these financial statements for Membership Units, warrants and loss per unit amounts have been retroactively adjusted to reflect this split.

Warrants – On October 25, 2010 the Company authorized a pro rata distribution of warrants to its members to acquire 5,000,000 Membership Units at $3.00 per Unit. This distribution is to take effect immediately prior to the closing of the Rodman & Renshaw private placement discussed in Note 2.  The Warrants expire on October 21, 2015.